Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER RESULTS

Net Sales - $798 Million; GAAP Diluted EPS - $0.41; Non-GAAP Diluted EPS - $0.30

TEMPE, Ariz. – October 21, 2004 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three and nine months ended September 30, 2004.

“The third quarter was an exciting quarter as we continued to focus our efforts on growing net sales, maximizing gross margin and controlling expenses,” said Timothy A. Crown, chief executive officer. “I am pleased to report that this focus by all of our employees resulted in year over year growth in net sales and non-GAAP diluted earnings per share of 9% and 36%, respectively.”

Financial Summary Table
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Insight Enterprises, Inc.	2004	2003	% change	2004	2003	% change
Net sales	$798,496	$729,590	9%	$2,300,202	$2,166,275	6%
Net earnings – GAAP	$19,921	$10,597	88%	$49,537	$25,793	92%
Net earnings – Non-GAAP *	$14,625	$10,597	38%	$42,206	$25,580	65%
Diluted earnings per share – GAAP	$0.41	$0.22	86%	$1.01	$0.55	84%
Diluted earnings per share – Non-GAAP *	$0.30	$0.22	36%	$0.86	$0.55	56%
Insight North America
Net sales	$664,097	$607,434	9%	$1,880,860	$1,808,736	4%
Earnings from operations – GAAP	$14,938	$11,011	36%	$44,462	$23,734	87%
Earnings from operations – Non-GAAP *	$16,913	$11,011	54%	$46,437	$26,656	74%
Insight UK
Net sales	$115,227	$95,828	20%	$340,875	$280,957	21%
Earnings from operations – GAAP	$2,312	$1,216	90%	$11,173	$4,934	126%
Earnings from operations – Non-GAAP *	$3,161	$1,216	160%	$8,862	$2,973	198%
Direct Alliance Corporation
Net sales	$19,172	$19,265	(-%)	$55,306	$57,175	(3%)
Earnings from operations – GAAP	$3,276	$3,704	(12%)	$9,686	$11,022	(12%)
Earnings from operations – Non-GAAP *	$3,359	$3,704	(9%)	$9,769	$11,022	(11%)

* A tabular reconciliation of financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2004 and/or 2003 periods exclude the gain and expenses associated with the PlusNet initial public offering (“IPO”), income resulting from reductions in liabilities assumed in previous acquisitions, severance and restructuring expenses, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating the results of operations for the Company and the individual operating segments and when comparing results of operations to competitors’ operating results. We believe that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 2	October 21, 2004

Our effective tax rates for the three months ended September 30, 2004 and 2003 were 26.2% and 33.6%, respectively. The decrease in the effective tax rate was due primarily to a tax benefit of $2.1 million recorded in the three months ended September 30, 2004 to reflect an increase in the actual tax basis of the PlusNet shares over the original estimate recorded in the three months ended June 30, 2004 and the gain on the sale of the PlusNet shares being taxed at an effective rate of 23%. The non-GAAP effective tax rate, which excludes these items and others, was 37.1% for the three months ended September 30, 2004. The effective tax rate for the three months ended September 30, 2003 included the realization of a tax benefit relating to a United Kingdom foreign currency exchange loss in conjunction with an intercompany debt-to-equity conversion. Excluding the tax benefit from this foreign currency exchange loss, the effective tax rate for the three months ended September 30, 2003 was 37.0%.

Working capital as of September 30, 2004 was $323.2 million compared to $211.7 million as of September 30, 2003. Annualized inventory turns, excluding inventories not available for sale, were 32 times for the third quarter of 2004 compared to 34 times for the third quarter of 2003. The decrease in annualized inventory turns resulted primarily from an increase in inventories due to increases in opportunistic purchases. The $16.9 million of inventories not available for sale represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Days’ sales outstanding in ending accounts receivable (DSOs) were 47 for the third quarter of 2004 compared to 46 for the third quarter of 2003. The increase is due primarily to a greater percentage in Q3 2004 of quarterly net sales transacted during the last month of the quarter than in the prior year. Cash flows from operations for the nine months ended September 30, 2004 and 2003 were $10.6 million and $95.8 million, respectively. Cash flows from operations for the nine months ended September 30, 2004 resulted primarily from net earnings before depreciation, offset by an increase in accounts receivable due to increased sales compared to prior year and decreases in accrued expenses. Cash flows from operations for the nine months ended September 30, 2003 resulted primarily from net earnings before depreciation, a decrease in accounts receivable and a decrease in other current assets. The decrease in accounts receivable was primarily due to reduced sales compared to the three months ended September 30, 2002. The decrease in other current assets was due primarily to the return of a refundable deposit paid in connection with the termination of prior financing arrangements at the end of 2002. The total outstanding balance under our line of credit and accounts receivable securitization facility was $50.5 million at September 30, 2004 compared to $10.0 million at September 30, 2003. This increase is due primarily to funding increased accounts receivable and inventories as a result of increased sales. At September 30, 2004, we had $48.9 million in cash, although a large portion of our cash balance is in the United Kingdom and may be subject to taxes if sent to the United States to pay down outstanding debt. The receivables from equity method investees primarily represents receivables from Executive Technology (“ET”), an equity method investee for amounts due to Direct Alliance for services rendered and for advances for product purchased by ET from third-party suppliers as well as amounts due to Insight North America for product purchased.

PlusNet IPO

We successfully completed an IPO of 13.9 million shares of PlusNet at a public offering price of £0.90 per share (approximately $1.67 a share). Trading in PlusNet shares began on July 14, 2004 under the symbol “PNT” on AIM, a market of the London Stock Exchange. Insight Enterprises sold 11.1 million shares, which resulted in net proceeds to Insight Enterprises of £9.5 million (approximately $17.4 million). PlusNet’s market value, based on the public offering price, was approximately £25.1 million (approximately $46.7 million) compared to the £9.1 million (approximately $16.9 million) that we paid for PlusNet in 1998. We recorded a gain on our sale of shares of $6.7 million during the three months ended September 30, 2004. Insight UK also recorded bonus expenses of approximately $929,000, including employer taxes, related to a management incentive plan with the top executives at PlusNet. The management incentive plan compensates them, as a group, with approximately 12.5% of the gain, after certain adjustments, related to the sales in the IPO, as well as future sales of PlusNet shares owned by Insight Enterprises. Tax expense of $1.5 million was recorded on the gain on the sale of PlusNet shares, offset by a tax benefit of $2.1 million recorded to reflect an increase in the actual tax basis of the PlusNet shares over the original estimate recorded during the three months ended June 30, 2004.

The sale of shares in the offering reduced our percentage ownership of PlusNet to approximately 45%. Accordingly, starting in the three months ended September 30, 2004, we are accounting for our investment in PlusNet under the equity method and no longer reporting PlusNet as a separate operating segment.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 3	October 21, 2004

Severance and Restructuring Expenses

During the three months ended September 30, 2004, Insight North America, Insight UK and Direct Alliance recorded severance and restructuring costs of $2.0 million, $377,000 and $83,000, respectively, for severance attributable to the elimination of several positions. These amounts include the $1.6 million recorded for the retirement of P. Robert Moya, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, as we previously disclosed.

Reductions in Liabilities Assumed in Previous Acquisition

During the three months ended September 30, 2004, Insight UK released $457,000 of net liabilities assumed in a previous acquisition. This income was not taxable.

Legal Proceedings

In July 2002, the Company, our Chairman, our Chief Executive Officer and our Chief Financial Officer were named as defendants in four lawsuits in the United States District Court, District of Arizona. The plaintiffs sought class action status to represent all buyers of our common stock from September 3, 2001 through July 17, 2002, and the court consolidated the lawsuits. On May 11, 2004, the court granted our motion to dismiss the second amended complaint with prejudice and without leave to amend. Plaintiffs appealed the dismissal to the Ninth Circuit Court of Appeals but withdrew the appeal on August 30, 2004. The case has concluded with no payments to the plaintiffs or their counsel by us or our insurance carriers.

OPERATING SEGMENTS

We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the quarter ended September 30, 2004, we were organized in the following three operating segments:

•	Single-source provider of IT products and services – North America (“Insight North America”);

•	Single-source provider of IT products and services – United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).

Insight North America

Insight North America’s net sales in the third quarter of 2004 increased 9% to $664.1 million, compared to net sales of $607.4 million in the third quarter of 2003. “Q3 2004 represented one of Insight North America’s strongest quarters in the past few years, and we experienced improvements across several aspects of our business. Sales were strong, there were improvements in various gross margin areas and employees are becoming more proficient on the Maximus system,” said Crown. “We posted increases in net sales from each of our customer divisions although sales growth continues to be stronger to our large corporate customers than our small-to medium-sized business customers. Public sector also posted solid growth in a seasonally strong quarter.”

Insight North America’s gross profit as a percentage of net sales was 11.0% in the third quarter of 2004 and 10.9% in the third quarter a year ago. “The increase in gross margin is due primarily to an increase in supplier reimbursements, a reduction in the reserve for vendor receivables and an increase in freight margin,” said Stanley Laybourne, chief financial officer. “These increases were partially offset by decreases in product margin due primarily to increased pricing pressures and the increase in the percentage of sales to large corporate and public sector customers, which are generally at lower product margins.”

Insight North America’s selling and administrative expenses were 8.4% of net sales for the three months ended September 30, 2004 and 9.1% of net sales for the third quarter of 2003. “Throughout 2004, we have realized cost savings associated with the completion of the system conversion, which eliminated accelerated depreciation on the old IT system, stay bonuses and redundant personnel. Additionally, sales have increased, and we continue to capitalize on productivity improvements and operating efficiencies,” Laybourne said. “I am pleased to report that our goal to reduce selling and administrative expenses in Insight North America to 8.5% or less by Q4 2004 was achieved a quarter early.”

As discussed above, Insight North America recorded severance and restructuring costs of $2.0 million, which included a $1.5 million allocation of the $1.6 million recorded for the retirement of Mr. Moya. The remaining amount related to severance costs associated with the elimination of certain sales and sales support positions at Insight North America.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 4	October 21, 2004

Insight North America’s earnings from operations increased 36% to $14.9 million in the third quarter of 2004, compared to earnings from operations of $11.0 million in the third quarter of 2003. Insight North America’s non-GAAP earnings from operations, which exclude the $2.0 million of severance and restructuring expenses discussed above, increased 54% to $16.9 million in the third quarter of 2004, compared to earnings from operations of $11.0 million in the third quarter of 2003.

Insight UK

Insight UK’s net sales in the third quarter of 2004 increased 20% to $115.2 million, compared to net sales of $95.8 million in the third quarter of 2003. Increases in the British pound sterling exchange rates accounted for $13.2 million of this increase. Excluding the effect of fluctuations in the exchange rates, net sales increased approximately 7% from the third quarter of 2003. “Insight UK continues to execute the business model focusing its selling efforts primarily on the small- and medium-sized business and public sector customers and is seeing continued increases in demand and sales from these groups. Sales from public sector were particularly strong during the quarter,” said Crown.

Insight UK’s gross profit as a percentage of net sales was 13.1% in the third quarter of 2004 as compared to 13.0% in the third quarter a year ago. “The increase in Insight UK’s gross margin over the prior year was due primarily to a decrease in the write-downs of inventories and increases in referral fees from Microsoft for enterprise agreement renewals, supplier discounts and freight margins,” said Laybourne. “These increases were offset partially by a decrease in product margin primarily from the increase in sales to public sector customers, which are generally at lower product margins, and a decrease in the percentage of sales of supplies and accessories, which are generally higher gross margin product categories.”

For the third quarter of 2004, Insight UK’s selling and administrative expenses, excluding the $929,000 of PlusNet bonuses discussed above, were 10.3% of net sales compared to 11.7% in the same quarter in 2003. Laybourne added, “The decrease in selling and administrative expenses as a percentage of net sales is due primarily to a reduction in bad debt expense due to a bad debt recovery and an increase in supplier funds used to offset marketing expenditures.”

As discussed above, Insight UK recorded severance and restructuring costs of $377,000 primarily related to severance costs associated with the elimination of a group of project managers servicing a select few accounts. These services will be provided, as needed, using third-party service partners.

Insight UK’s earnings from operations increased to $2.3 million in the third quarter of 2004, a 90% increase compared to earnings from operations of $1.2 million in the third quarter of 2003. Insight UK’s non-GAAP earnings from operations, increased to $3.2 million in the third quarter of 2004, a 160% increase compared to earnings from operations of $1.2 million in the third quarter of 2003. Non-GAAP earnings from operations for the third quarter of 2004 exclude the following items, each discussed separately above: $929,000 of PlusNet IPO bonus expenses; $377,000 of severance and restructuring expenses; and $457,000 of income from reduction in liabilities assumed in a previous acquisition.

Direct Alliance

Direct Alliance posted overall net sales of $19.2 million in the quarter ended September 30, 2004, essentially flat compared to $19.3 million in the third quarter of 2003. For the three months ended September 30, 2004, Direct Alliance’s largest outsourcing client accounted for approximately 59% of Direct Alliance’s net sales, and the top three clients represented 87% of net sales. For the three months ended September 30, 2003, Direct Alliance’s largest outsourcing client accounted for approximately 67% of Direct Alliance’s net sales, and the top three clients represented 92% of net sales.

Direct Alliance’s gross profit decreased $528,000 or 10% to $4.9 million for the third quarter of 2004, compared to $5.4 million for the third quarter of 2003. The decrease was due primarily to a renegotiated fee structure as part of a multi-year contract renewal with Direct Alliance’s largest client. This decrease was offset partially by increases in gross profit contributed by other clients.

Selling and administrative expenses at Direct Alliance decreased 11% to $1.5 million for the third quarter of 2004, compared to $1.7 million for the third quarter of 2003. The decrease in selling and administrative expenses was due primarily to efforts to reduce administrative expenses. Selling and administrative expenses as a percentage of net sales were 7.9% in the third quarter of 2004, compared to 8.8% in the third quarter of 2003.

As discussed above, Direct Alliance recorded $83,000 of severance and restructuring costs, which represented its allocation of the $1.6 million recorded for the retirement of Mr. Moya.

Direct Alliance posted earnings from operations of $3.3 million for the third quarter of 2004, a 12% decrease, compared to earnings from operations of $3.7 million for the third quarter of 2003. Direct Alliance’s non-GAAP earnings from operations,

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 5	October 21, 2004

which exclude the $83,000 of allocated severance and restructuring expenses discussed above, decreased 9% to $3.4 million in the third quarter of 2004, compared to earnings from operations of $3.7 million in the third quarter of 2003.

CONFERENCE CALL AND WEBCAST

We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures; projections for growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products and services; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:

•	changes in the economic environment and/or IT industry;

•	actions of competitors, including manufacturers of products we sell;

•	reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	reliance on a limited number of outsourcing clients;

•	disruptions in our information and telephone communication systems;

•	risks associated with international operations;

•	dependence on key personnel;

•	decreased effectiveness of equity compensation and proposed changes in accounting for equity compensation;

•	rapid changes in product standards;

•	integration and operation of future acquired businesses;

•	ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	results of litigation;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission.

We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer and Treasurer	Finance
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 6	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales	$798,496	$729,590	$2,300,202	$2,166,275
Costs of goods sold	705,800	642,838	2,017,301	1,906,277

Gross profit	92,696	86,752	282,901	259,998
Operating expenses:
Selling and administrative expenses	70,192	69,986	216,358	217,270
Severance and restructuring expenses	2,435	—	2,435	3,465
Reductions in liabilities assumed in previous acquisitions	(457)	—	(3,617)	(2,504)

Earnings from operations	20,526	16,766	67,725	41,767
Non-operating (income) expense:
Gain on sale of a portion of investment in PlusNet	(6,654)	—	(6,654)	—
Interest income	(554)	(215)	(1,281)	(590)
Equity in income of investees	(318)	—	(187)	—
Interest expense	598	625	1,468	2,099
Other expenses, net	451	403	306	1,546

Earnings before income taxes	27,003	15,953	74,073	38,712
Income tax expense	7,082	5,356	24,536	12,919

Net earnings	$19,921	$10,597	$49,537	$25,793

Earnings per share:
Basic	$0.41	$0.23	$1.03	$0.56

Diluted	$0.41	$0.22	$1.01	$0.55

Shares used in per share calculation:
Basic	48,531	46,299	48,205	46,176

Diluted	49,123	47,250	49,065	46,545

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 7	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,874	$41,897
Accounts receivable, net	421,144	381,968
Receivables from equity method investees	6,021	—
Inventories, net	90,503	89,254
Inventories not available for sale	16,882	22,031
Deferred income taxes and other current assets	35,197	35,645

Total current assets	618,621	570,795
Property and equipment, net	111,017	120,247
Goodwill, net	86,602	100,478
Equity method investments	12,042	—
Other assets	1,479	604

	$829,761	$792,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200,196	$209,060
Accrued expenses and other current liabilities	50,264	66,437
Short-term financing facility	45,000	55,000

Total current liabilities	295,460	330,497
Line of credit	5,502	10,004
Deferred income taxes and other long-term liabilities	15,961	12,254
Stockholders’ equity:
Preferred stock	—	—
Common stock	486	471
Additional paid-in capital	289,813	266,803
Retained earnings	199,888	150,351
Accumulated other comprehensive income – foreign currency translation adjustment	22,651	21,744

Total stockholders’ equity	512,838	439,369

	$829,761	$792,124

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 8	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2004	2003
Cash flows from operating activities:
Net earnings	$49,537	$25,793
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15,733	22,282
Provision for losses on accounts receivable	3,614	6,426
Write-downs of obsolete, slow-moving and non-salable inventories	5,091	7,092
Gain on sale of a portion of investment in PlusNet	(6,654)	—
Equity in income of investees	(187)	—
Tax benefit from stock options exercised	4,510	562
Deferred income taxes	323	(223)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(43,031)	21,886
Increase in inventories	(1,837)	(2,261)
Decrease in other current assets	1,156	10,520
Increase in other assets	(2,048)	(4,056)
Increase in accounts payable	733	1,770
(Decrease) increase in accrued expenses and other current liabilities	(16,353)	5,986

Net cash provided by operating activities	10,587	95,777

Cash flows from investing activities:
Proceeds from sale of a portion of investment in PlusNet, net of direct expenses	17,371	—
Purchases of property and equipment	(15,239)	(19,419)
Increase in receivables from equity method investees	(6,021)	—
Investment in equity method investee	(400)	—

Net cash used in investing activities	(4,289)	(19,419)

Cash flows from financing activities:
Net repayments on short-term financing facility and line of credit	(14,502)	(81,183)
Net repayment of long-term debt and capital leases	—	(2,026)
Proceeds from sales of common stock through employee stock plans	18,515	5,046

Net cash provided by (used in) financing activities	4,013	(78,163)

Foreign currency impact on cash flow	(3,334)	1,064

Increase (decrease) in cash and cash equivalents	6,977	(741)
Cash and cash equivalents at beginning of period	41,897	30,930

Cash and cash equivalents at end of period	$48,874	$30,189

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 9	October 21, 2004

Insight Enterprises, Inc. and Subsidiaries
Quarterly Segment Operating Data Table
(unaudited)

	Three Months Ended
	September 30,
Insight North America	2004	2003	% change
Number of account executives	1,129	1,208	(7%)
Direct shipments %	60%	56%		***
Average order size	$1,882	$1,702	11%
Percent of web sales	10%	11%	(4	%)*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	17%	15%	19	%*
Desktops and servers	17%	17%	7	%**
Software	13%	12%	17	%*
Storage devices	7%	8%	1	%*
Networking and connectivity	12%	10%	26	%*
Printers	9%	11%	(5	%)*
Monitors and video	6%	8%	(9	%)*
Memory and processors	7%	5%	52	%*
Supplies and accessories	7%	5%	34	%*
Miscellaneous	5%	9%	(30	%)*
Insight UK
Number of account executives	300	268	12%
Direct shipments %	50%	50%	3	%**
Average order size	$1,113	$953	17%
Percent of web sales	17%	14%	42	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	19%	18%	29	%*
Desktops and servers	14%	14%	20	%*
Software	15%	16%	13	%*
Storage devices	7%	6%	44	%*
Networking and connectivity	7%	8%	18	%*
Printers	9%	9%	23	%*
Monitors and video	11%	9%	40	%*
Memory and processors	4%	3%	30	%*
Supplies and accessories	7%	10%	(14	%)*
Miscellaneous	7%	7%	21	%*
Direct Alliance
Net sales mix:
Service fees	90%	91%	(2	%)*
Product sales	—%	2%	(100	%)*
Pass through product sales	10%	7%	42	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.

***	The number of shipments, including direct shipments, is captured differently in the new Maximus IT system than the old IT system; therefore, the % change in direct shipments is not available.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 10	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$664,097	$115,227	$19,172	$798,496
Costs of goods sold	591,328	100,171	14,301	705,800

Gross profit	72,769	15,056	4,871	92,696
Operating expenses:
Selling and administrative expenses	55,856	12,824	1,512	70,192
Severance and restructuring expenses	1,975	377	83	2,435
Reductions in liabilities assumed in previous acquisitions	—	(457)	—	(457)

Earnings from operations	$14,938	$2,312	$3,276	20,526

Non-operating (income) expense, net				(6,477)

Earnings before income taxes				27,003
Income tax expense				7,082

Net earnings				$19,921

Total assets	$832,266	$147,057	$63,998	$829,761 *

* Consolidated total assets include net intercompany eliminations and corporate assets of $213,560.

	Nine Months Ended September 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	PlusNet	Consolidated
Net sales	$1,880,860	$340,875	$55,306	$23,161	$2,300,202
Costs of goods sold	1,666,688	293,885	40,836	15,892	2,017,301

Gross profit	214,172	46,990	14,470	7,269	282,901
Operating expenses:
Selling and administrative expenses	167,735	39,057	4,701	4,865	216,358
Severance and restructuring expenses	1,975	377	83	—	2,435
Reductions in liabilities assumed in previous acquisitions	—	(3,617)	—	—	(3,617)

Earnings from operations	$44,462	$11,173	$9,686	$2,404	67,725

Non-operating (income) expense, net					(6,348)

Earnings before income taxes					74,073
Income tax expense					24,536

Net earnings					$49,537

Total assets	$832,266	$147,057	$63,998	$—	$829,761 *

* Consolidated total assets include net intercompany eliminations and corporate assets of $213,560.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 11	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2003
	Insight
	North America	Insight UK	Direct Alliance	PlusNet	Consolidated
Net sales	$607,434	$95,828	$19,265	$7,063	$729,590
Costs of goods sold	540,991	83,387	13,866	4,594	642,838

Gross profit	66,443	12,441	5,399	2,469	86,752
Operating expenses:
Selling and administrative expenses	55,432	11,225	1,695	1,634	69,986

Earnings from operations	$11,011	$1,216	$3,704	$835	16,766

Non-operating expense, net					813

Earnings before income taxes					15,953
Income tax expense					5,356

Net earnings					$10,597

Total assets	$760,752	$100,807	$55,180	$25,910	$737,540	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $205,109.

	Nine Months Ended September 30, 2003
	Insight
	North America	Insight UK	Direct Alliance	PlusNet	Consolidated
Net sales	$1,808,736	$280,957	$57,175	$19,407	$2,166,275
Costs of goods sold	1,608,294	243,513	42,117	12,353	1,906,277

Gross profit	200,442	37,444	15,058	7,054	259,998
Operating expenses:
Selling and administrative expenses	173,786	34,471	4,036	4,977	217,270
Severance and restructuring expenses	2,922	543	—	—	3,465
Reductions in liabilities assumed in previous acquisitions	—	(2,504)	—	—	(2,504)

Earnings from operations	$23,734	$4,934	$11,022	$2,077	41,767

Non-operating expense, net					3,055

Earnings before income taxes					38,712
Income tax expense					12,919

Net earnings					$25,793

Total assets	$760,752	$100,807	$55,180	$25,910	$737,540	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $205,109.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 12	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Consolidated Statements of Earnings
(In thousands, except per share data and footnotes)
(Unaudited)

	For the				For the
	Three Months Ended				Three Months Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP(i)	GAAP	Adjustments	Non-GAAP(i)
Net sales	$798,496	$—		$798,496	$729,590	$—	$729,590
Costs of goods sold	705,800	—		705,800	642,838	—	642,838

Gross profit	92,696	—		92,696	86,752	—	86,752
Operating expenses:
Selling and administrative expenses	70,192	(929	)(a)	69,263	69,986	—	69,986
Severance and restructuring expenses	2,435	(2,435	)(b)	—	—	—	—
Reductions in liabilities assumed in previous acquisitions	(457)	457	(c)	—	—	—	—

Earnings from operations	20,526	2,907		23,433	16,766	—	16,766
Non-operating (income) expense:
Gain on sale of a portion of investment in PlusNet	(6,654)	6,654	(d)	—	—	—	—
Interest income	(554)	—		(554)	(215)	—	(215)
Equity in income of investees	(318)	—		(318)	—	—	—
Interest expense	598	—		598	625	—	625
Other expense, net	451	—		451	403	—	403

Earnings before income taxes	27,003	(3,747)		23,256	15,953	—	15,953
Income tax expense	7,082	1,549	(e)	8,631	5,356	—	5,356

Net earnings	$19,921	$(5,296)		$14,625	$10,597	$—	$10,597

Earnings per share:
Basic	$0.41	$(0.11)		$0.30	$0.23	$—	$0.23

Diluted	$0.41	$(0.11)		$0.30	$0.22	$—	$0.22

Shares used in per share calculation:
Basic	48,531	48,531		48,531	46,299	—	46,299

Diluted	49,123	49,123		49,123	47,250	—	47,250

Footnotes:

(a)	Insight UK recorded bonus expenses of $0.9 million, including employer taxes, related to a management incentive plan with the top executives at PlusNet.

(b)	Insight North America, Insight UK and Direct Alliance recorded severance and severance and restructuring costs of $2.0 million, $0.3 million, and $0.1 million, respectively, for the elimination of several positions. These amounts include an allocation of the $1.6 million recorded for the retirement of P. Robert Moya, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary.

(c)	Insight UK recorded $0.5 million of income associated with the reduction of certain liabilities assumed in connection with previous acquisitions.

(d)	Included in non-operating income is the gain of $6.7 million on the sale of PlusNet shares.

(e)	A net tax benefit of $1.5 million was recorded for the following items:

a.	tax benefit of $0.9 million was recorded for severance and severance and restructuring expenses;

b.	tax expense of $1.5 million was recorded for the gain on the sale of PlusNet shares; and

c.	tax benefit of $2.1 million was recorded to reflect an increase in the final tax basis of the PlusNet shares over the original estimate recorded in Q2 2004.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2004 Results, Page 13	October 21, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Consolidated Statements of Earnings
(In thousands, except per share data and footnotes)
(Unaudited)

	For the				For the
	Nine Months Ended				Nine Months Ended
	September 30, 2004				September 30, 2003
	GAAP	Adjustments		Non-GAAP(i)	GAAP	Adjustments		Non-GAAP(i)
Net sales	$2,300,202	$—		$2,300,202	$2,166,275	$—		$2,166,275
Costs of goods sold	2,017,301	—		2,017,301	1,906,277	—		1,906,277

Gross profit	282,901	—		282,901	259,998	—		259,998
Operating expenses:
Selling and administrative expenses	216,358	(929	)(a)	215,429	217,270	—		217,270
Severance and restructuring expenses	2,435	(2,435	)(b)	—	3,465	(3,465	)(g)	—
Reductions in liabilities assumed in previous acquisitions	(3,617)	3,617	(f)	—	(2,504)	2,504	(f)	—

Earnings from operations	67,725	(253)		67,472	41,767	961		42,728
Non-operating (income) expense:
Gain on sale of a portion of investment in PlusNet	(6,654)	6,654	(d)	—	—	—		—
Interest income	(1,281)	—		(1,281)	(590)	—		(590)
Equity in income of investees	(187)	—		(187)	—	—		—
Interest expense	1,468	—		1,468	2,099	—		2,099
Other expense, net	306	—		306	1,546	—		1,546

Earnings before income taxes	74,073	(6,907)		67,166	38,712	961		39,673
Income tax expense	24,536	424	(h)	24,960	12,919	1,174		14,093

Net earnings	$49,537	$(7,331)		$42,206	$25,793	$(213)		$25,580

Earnings per share:
Basic	$1.03	$(0.15)		$0.88	$0.56	$(0.01)		$0.55

Diluted	$1.01	$(0.15)		$0.86	$0.55	$—		$0.55

Shares used in per share calculation:
Basic	48,205	48,205		48,205	46,176	46,176		46,176

Diluted	49,065	49,065		49,065	46,545	46,545		46,545

Footnotes:

(f)	Insight UK recorded $3.6 million and $2.5 million in 2004 and 2003, respectively, of income associated with the reduction of certain liabilities assumed in connection with previous acquisitions.

(g)	Insight North America and Insight UK recorded severance and restructuring costs of $2.9 million and $0.6 million, respectively.

(h)	A net tax benefit of $0.4 million was recorded for the following items:

a.	tax benefit of $0.9 million for severance and restructuring expenses;

b.	tax expense of $1.5 million for the gain on the sale of PlusNet shares;

c.	tax benefit of $1.3 million for valuation allowance releases on depreciation allowance carry forwards and bad debt provisions; and

d.	tax expense of $0.3 million for income associated with the reduction of certain liabilities assumed in connection with a previous acquisition.

(i)	Non-GAAP Financial Measures: The non-GAAP financial measures in the 2004 and/or 2003 periods exclude the gain and expenses associated with the PlusNet IPO, income resulting from reductions in liabilities assumed in previous acquisitions, severance and restructuring expenses, the tax effects of these items and other tax adjustments. The Company excludes these items when internally evaluating the results of operations and the operating segments and when comparing results of operations to competitors’ operating results. The Company believes that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958